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                                                                    Exhibit 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of EMC Corporation of our report dated October 28, 1998 relating to the financial statements, which appears in Data General Corporation's 1998 Annual Report, which is incorporated by reference in its Annual Report on Form 10-K for the year ended September 26, 1998. We also consent to the incorporation by reference of our report dated October 28, 1998 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 7, 1999